Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CNA Financial Debenture-Backed Series 2003-10
*CUSIP:	21988G122	Class	A-1
	21988GCQ7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2013.

INTEREST ACCOUNT

Balance as of November 15, 2012	$0.00
Scheduled Income received on securities	$1,051,250.00
Unscheduled Income received on securities	$0.00

LESS:
Distribution to Class A-1 Holders	-$1,015,000.00
Distribution to Class A-2 Holders	-$36,250.00
Distribution to Depositor	-$0.00
Distribution to Trustee	-$0.00
Balance as of May 15, 2013	$0.00

PRINCIPAL ACCOUNT

Balance as of November 15, 2012	$0.00
Scheduled Principal received on securities	$0.00

LESS:
Distribution to Holders	-$0.00
Balance as of May 15, 2013	$0.00

UNDERLYING SECURITIES HELD AS OF May 15, 2013

Principal Amount	Title of Security
$29,000,000	CNA Financial Corporation 7.250% Debentures due November 15, 2023
*CUSIP: 126117AE0

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

5